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                                                                     EXHIBIT 4.1

COMMON STOCK

COMMON STOCK
SG

THIS CERTIFIES THAT ____________________
IS THE OWNER OF _______________________

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 832059 10 9


INCORPORATED UNDER THE LAWS
OF THE STATE OF FLORIDA

___________________________
PRESIDENT

___________________________
SECRETARY

COUNTERSIGNED AND REGISTERED:
BankBoston, N.A.
TRANSFER AGENT AND REGISTRAR


BY
___________________________
AUTHORIZED SIGNATURE



FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, $.01 PAR VALUE, OF Smith-Gardner & Associates, Inc. transferable on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed.

      Dated: